Exhibit 99.2

COEUR MINING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	Notes	June 30, 2013	December 31, 2012
		(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents		$249,531	$125,440
Investments	5	—	999
Receivables	6	64,607	62,438
Ore on leach pad		28,880	22,991
Metal and other inventory	7	148,286	170,670
Deferred tax assets	13	2,620	2,458
Restricted assets		660	396
Prepaid expenses and other		17,945	20,790

		512,529	406,182
NON-CURRENT ASSETS
Property, plant and equipment, net	9	660,333	683,860
Mining properties, net	10	2,357,689	1,991,951
Ore on leach pad		26,861	21,356
Restricted assets		24,468	24,970
Marketable securities	5	16,008	27,065
Receivables	6	38,539	48,767
Debt issuance costs, net		11,890	3,713
Deferred tax assets	13	969	955
Other		17,430	12,582

TOTAL ASSETS		$3,666,716	$3,221,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable		$57,446	$57,482
Accrued liabilities and other		9,369	10,002
Accrued income taxes		8,662	27,108
Accrued payroll and related benefits		15,576	21,306
Accrued interest payable		10,237	478
Debt and capital leases	11	5,485	55,983
Royalty obligations	11,16	44,605	65,104
Reclamation and mine closure	12	473	668
Deferred tax liabilities	13	121	121

		151,974	238,252
NON-CURRENT LIABILITIES
Debt and capital leases	11	306,578	3,460
Royalty obligations	11,16	86,304	141,879
Reclamation and mine closure	12	35,708	34,670
Deferred tax liabilities	13	711,550	577,488
Other long-term liabilities		23,110	27,372

		1,163,250	784,869
COMMITMENTS AND CONTINGENCIES (Notes 11, 12, 13, 16, 17 and 20)
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 101,567,355 at June 30, 2013 and 90,342,338 at December 31, 2012		1,016	903
Additional paid-in capital		2,770,953	2,601,254
Accumulated deficit		(418,926)	(396,156)
Accumulated other comprehensive loss		(1,551)	(7,721)

		2,351,492	2,198,280

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$3,666,716	$3,221,401

The accompanying notes are an integral part of these condensed consolidated financial statements.

COEUR MINING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Notes	2013	2012	2013	2012
		(In thousands, except share data)
Sales of metal		$204,525	$254,406	$376,322	$458,970
Production costs applicable to sales		(142,924)	(131,823)	(231,708)	(224,377)
Depreciation, depletion and amortization		(57,653)	(61,024)	(108,089)	(113,616)

Gross profit		3,948	61,559	36,525	120,977
COSTS AND EXPENSES
General and administrative		15,026	8,594	25,253	16,190
Exploration		6,774	6,305	13,615	12,872
Litigation settlement	20	32,046	—	32,046	—
Loss on impairment and other		86	4,813	205	4,813
Pre-development, care, maintenance and other		973	273	5,458	1,341

Total cost and expenses		54,905	19,985	76,577	35,216

OPERATING INCOME (LOSS)		(50,957)	41,574	(40,052)	85,761
OTHER INCOME AND EXPENSE
Fair value adjustments, net	4,16	66,754	16,039	84,550	(7,074)
Other than temporary impairment of marketable securities	5	(17,192)	—	(17,227)	—
Interest income and other, net		419	(3,221)	4,275	1,786
Interest expense, net of capitalized interest	11	(10,930)	(7,557)	(20,662)	(14,227)

Total other income and expense, net		39,051	5,261	50,936	(19,515)

Income (loss) before income taxes		(11,906)	46,835	10,884	66,246
Income tax provision	13	(23,134)	(23,862)	(33,654)	(39,298)

NET INCOME (LOSS)		$(35,040)	$22,973	$(22,770)	$26,948

INCOME (LOSS) PER SHARE
Basic	3	$(0.35)	$0.26	$(0.24)	$0.30

Diluted	3	$(0.35)	$0.26	$(0.24)	$0.30

Weighted average number of shares
Basic	3	99,833	89,631	94,918	89,611
Diluted	3	99,833	89,733	94,918	89,777

The accompanying notes are an integral part of these condensed consolidated financial statements.

COEUR MINING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Notes	2013	2012	2013	2012
		(In thousands)
Net income (loss)		$(35,040)	$22,973	$(22,770)	$26,948
OTHER COMPREHENSIVE INCOME (LOSS) net of tax:
Unrealized loss on available for sale securities	4,5	(7,491)	(5,676)	(11,057)	(5,252)
Reclassification adjustments for losses included in net income (A)	4,5	17,192	—	17,227	—

Other comprehensive income (loss)		9,701	(5,676)	6,170	(5,252)

COMPREHENSIVE INCOME (LOSS)		$(25,339)	$17,297	$(16,600)	$21,696

A.	The reclassification adjustments have been reflected in other than temporary impairment of marketable securities in the condensed consolidated statements of operations.

The accompanying notes are an integral part of these condensed consolidated financial statements.

COEUR MINING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Six months ended June 30, 2013

(Unaudited)

(In thousands, except per share data)	Notes	Common Stock Shares	Common Stock Par Value	Additional Paid- In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
Balances at December 31, 2012		90,342	$903	$2,601,254	$(396,156)	$(7,721)	$2,198,280
Net income (loss)		—	—	—	(22,770)	—	(22,770)
Other comprehensive income (loss)		—	—	—	—	6,170	6,170
Common stock issued for the acquisition of Orko Silver Corp.	8	11,573	116	173,247	—	—	173,363
Warrants issued for the acquisition of Orko Silver Corp.	8	—	—	5,777	—	—	5,777
Common stock share buy back		(655)	(7)	(12,550)	—	—	(12,557)
Common stock issued/cancelled under long-term incentive plans and director fees and options, net	14	307	4	3,225	—		3,229

Balances at June 30, 2013		101,567	$1,016	$2,770,953	$(418,926)	$(1,551)	$2,351,492

The accompanying notes are an integral part of these condensed consolidated financial statements.

COEUR MINING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

		Three months ended June 30,		Six months ended June 30,
	Notes	2013	2012	2013	2012
		(In thousands)		(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)		$(35,040)	$22,973	$(22,770)	$26,948
Add (deduct) non-cash items
Depreciation, depletion and amortization		57,653	61,024	108,089	113,616
Accretion of discount on debt and other assets, net		484	808	1,531	1,605
Accretion of royalty obligation	16	4,139	5,492	7,809	10,072
Deferred income taxes	13	12,123	9,690	19,548	17,368
Fair value adjustments, net	4	(65,754)	(17,759)	(81,795)	4,018
Loss on foreign currency transactions		148	70	(317)	369
Litigation settlement	20	22,046	—	22,046	—
Share-based compensation	14	1,617	1,033	2,713	3,170
Loss on sale of assets		(264)	264	(1,132)	264
Other than temporary impairment of marketable securities	5	17,192	—	17,227	—
Loss on impairment		86	4,813	205	4,813
Other non-cash charges		—	(40)	—	(40)
Changes in operating assets and liabilities:
Receivables and other current assets	6	4,401	10,319	8,647	7,365
Prepaid expenses and other		2,930	(2,857)	411	1,916
Inventories	7	31,483	3,097	10,990	(21,625)
Accounts payable and accrued liabilities		10,094	14,276	(16,930)	(39,655)

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES		63,338	113,203	76,272	130,204

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of short term investments and marketable securities		(683)	(6,831)	(5,332)	(7,866)
Proceeds from sales and maturities of short term investments		1,522	683	6,344	20,701
Capital expenditures	19	(27,201)	(32,238)	(40,028)	(63,885)
Acquisition of Orko Silver Corporation	8	(101,648)	—	(113,214)	—
Other		254	995	1,209	1,180

CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES		(127,756)	(37,391)	(151,021)	(49,870)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes and bank borrowings	11	—	—	300,000	—
Payments on long-term debt, capital leases, and associated costs	11	(1,857)	(8,794)	(57,197)	(14,244)
Payments on gold production royalty	11	(15,480)	(19,287)	(30,929)	(40,660)
Share repurchases		—	—	(12,557)	—
Other		(25)	(217)	(477)	(1,045)

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES		(17,362)	(28,298)	198,840	(55,949)

INCREASE IN CASH AND CASH EQUIVALENTS		(81,780)	47,514	124,091	24,385
Cash and cash equivalents at beginning of period		331,311	151,883	125,440	175,012

Cash and cash equivalents at end of period		$249,531	$199,397	$249,531	$199,397

The accompanying notes are an integral part of these condensed consolidated financial statements.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – BASIS OF PRESENTATION

Basis of Presentation: The Company’s unaudited interim condensed consolidated financial statements have been prepared under United States Generally Accepted Accounting Principles (“U.S. GAAP”) and applicable rules of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting and include the accounts of Coeur Mining, Inc. and its consolidated subsidiaries (“Coeur” or the “Company”). All significant intercompany transactions and balances have been eliminated during consolidation. The Company has evaluated all activity that took place after June 30, 2013 and determined there are no subsequent events that need to be disclosed. Certain information and note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Form 10-K for the year ended December 31, 2012. The condensed consolidated balance sheet as of December 31, 2012, included herein, was derived from the audited consolidated financial statements as of that date.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the Company’s consolidated financial position as of June 30, 2013 and December 31, 2012 and the Company’s consolidated results of operations and cash flows for the three and six months ended June 30, 2013 and 2012. The results for the three and six months ended June 30, 2013 are not necessarily indicative of the results to be expected for the year ending December 31, 2013. All references to June 30, 2013 or to the three and six months ended June 30, 2013 and 2012 in the notes to the condensed consolidated financial statements are unaudited.

Use of Estimates: The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in its condensed consolidated financial statements and accompanying notes. The most significant areas requiring the use of management’s estimates and assumptions relate to recoverable ounces from proven and probable reserves that are the basis of future cash flow estimates and units-of-production depreciation and amortization calculations; useful lives utilized for depreciation, depletion and amortization; estimates of future cash flows for long lived assets; estimates of recoverable gold and silver ounces in ore on leach pads; the amount and timing of reclamation and remediation costs; valuation allowance for deferred tax assets; and other employee benefit liabilities.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recently Adopted Accounting Pronouncements:

In December, 2011, the FASB issued ASU 2011-11, “Balance Sheet (Topic 201): Disclosures about Offsetting Assets and Liabilities.” This ASU adds certain additional disclosure requirements about financial instruments and derivative instruments that are subject to netting arrangements. ASU 2011-11 is effective for fiscal years, and interim periods within those years, beginning January 1, 2013, with retrospective application required. The adoption of ASU 2011-11 had no effect on the Company’s financial position, results of operations or cash flows.

Effective January 1, 2013, the Company adopted ASU 2013-02, “Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income.” This ASU adds the following disclosure requirements:

•	For items reclassified out of accumulated other comprehensive income (AOCI) and into net income in their entirety, the effect of the reclassification on each affected net income line item; and

•	For AOCI reclassification items that are not reclassified in their entirety into net income, a cross reference to other required U.S. GAAP disclosures.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

NOTE 3 – EARNINGS PER SHARE

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during each period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. For the three and six months ended June 30, 2013, 1,202,100 shares of common stock equivalents related to equity-based awards have not been included in the diluted per share calculation as the shares would be antidilutive. For the three and six months ended June 30, 2012, 632,213 shares of common stock equivalents related to equity-based awards have not been included in the diluted per share calculation as the shares would be antidilutive. The 3.25 % Convertible Senior Notes were not included in the computation of diluted earnings per share for the three and six months ended June 30, 2013 and 2012 because there is no excess value upon conversion over the principal amount of the Notes.

The effect of potentially dilutive stock outstanding as of June 30, 2013 and 2012 are as follows (in thousands, except per share data):

	Three months ended June 30, 2013			Six months ended June 30, 2013
	Income (Numerator)	Shares (Denominator)	Per-Share Amount	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Net income (loss) available to common stockholders	$(35,040)	99,833	$(0.35)	$(22,770)	94,918	$(0.24)
Effect of Dilutive Securities
Equity awards	—	—		—	—

Diluted EPS
Net income (loss) available to common stockholders	$(35,040)	99,833	$(0.35)	$(22,770)	94,918	$(0.24)

	Three months ended June 30, 2013			Six months ended June 30, 2012
	Income (Numerator)	Shares (Denominator)	Per-Share Amount	Income (Numerator)	Shares (Denominator)	Per-Share Amount
Basic EPS
Net income (loss) available to common stockholders	$22,973	89,631	$0.26	$26,948	89,611	$0.30
Effect of Dilutive Securities
Equity awards	—	102		—	166

Diluted EPS
Net income (loss) available to common stockholders	$22,973	89,733	$0.26	$26,948	89,777	$0.30

NOTE 4 – FAIR VALUE MEASUREMENTS

Accounting standards establish a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

Level 2	Quoted market prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

The following table sets forth the Company’s financial assets and liabilities measured at fair value on a recurring basis (at least annually) by level within the fair value hierarchy. As required by accounting guidance, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement (in thousands):

	Fair Value at June 30, 2013
	Total	Level 1	Level 2	Level 3
Assets:
Marketable equity securities	$16,008	$16,008	$—	$—
Gold put and call options	2,358	—	2,358	—

	$18,366	$16,008	$2,358	$—

Liabilities:
Palmarejo royalty obligation embedded derivative	$52,359	$—	$52,359	$—
Rochester NSR royalty obligation	22,046	—	22,046	—
Other derivative instruments, net	2,554	—	2,554	—

	$76,959	$—	$76,959	$—

	Fair Value at December 31, 2012
	Total	Level 1	Level 2	Level 3
Assets:
Short term investments	$999	$999	$—	$—
Marketable securities	27,065	27,065	—	—
Other derivative instruments, net	943	—	943	—

	$29,007	$28,064	$943	$—

Liabilities:
Royalty obligation embedded derivative	$145,098	$—	$145,098	$—
Put and call options	9,299	—	9,299	—

	$154,397	$—	$154,397	$—

The Company’s short-term investments are readily convertible to cash and, therefore, these investments are classified within Level 1 of the fair value hierarchy.

The Company’s marketable equity securities are recorded at fair market value in the financial statements based on quoted market prices, which are accessible at the measurement date for identical assets. Such instruments are classified within Level 1 of the fair value hierarchy.

The Company’s gold put and call options, Palmarejo royalty obligation embedded derivative, Rochester NSR royalty obligation, and other derivative instruments, net, which relate to the concentrate sales contracts and foreign exchange contracts, are valued using pricing models, which require inputs that are derived from observable market data, including contractual terms, forward market prices, yield curves and credit spreads. The model inputs can generally be verified and do not involve significant management judgment. Such instruments are classified within Level 2 of the fair value hierarchy.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

The Company had no Level 3 financial assets and liabilities as of June 30, 2013 or December 31, 2012.

Financial assets and liabilities that are not measured at fair value at June 30, 2013 and December 31, 2012 are set forth below (in thousands):

	Fair Value at June 30, 2013
	Total	Level 1	Level 2	Level 3
Liabilities:
3.25% Convertible Senior Notes due 2028	$5,153	$5,153	$—	$—
7.875% Senior Notes due 2021	$295,689	$295,689	$—	$—
Palmarejo Gold Production Royalty Obligation	$75,645	$—	$75,645	$—

	Fair Value at December 31, 2012
	Total	Level 1	Level 2	Level 3
Liabilities:
3.25% Convertible Senior Notes due 2028	$48,220	$48,220	$—	$—
Palmarejo Gold Production Royalty Obligation	$90,617	$—	$90,617	$—

The fair value of the Company’s 7.875% Senior Notes due 2021 was moved to Level 1 as a result of the availability of active market transactions to establish fair value.

NOTE 5 – INVESTMENTS

The Company classifies the marketable securities in which it invests as available-for-sale securities. Such securities are measured at fair market value in the financial statements with unrealized gains or losses recorded in other comprehensive income.

The equity securities reflected in the table below consist of equity securities of silver and gold exploration and development companies that the Company purchased. The following table summarizes the Company’s available-for-sale securities on hand as of June 30, 2013 and December 31, 2012 (in thousands):

	Investments in marketable securities
	Adjusted Cost	Gross Unrealized Losses	Gross Unrealized Gains	Estimated Fair Value
Marketable securities at June 30, 2013	$17,608	$(1,799)	$199	$16,008

Marketable securities at December 31, 2012	$34,786	$(10,443)	$2,722	$27,065

In the three months ended June 30, 2013 and 2012, the Company recognized an unrealized loss of $7.5 million and $5.7 million, respectively, in other comprehensive income (loss). In the six months ended June 30, 2013, and 2012, the Company recognized an unrealized loss of $11.1 million and $5.3 million, respectively. The Company performs a quarterly assessment on each of its marketable securities with unrealized losses to determine if the security is other than temporarily impaired. The Company’s management team uses industry knowledge and expertise to evaluate each investment and determined that unrealized losses on certain investments are not other than temporary. As a result, an other than temporary impairment charge of $17.2 million was recorded during the three months ended June 30, 2013.

The Company had $1.0 million of short-term investments at December 31, 2012. These investments were held with various banks and had maturity dates of less than one year. There were no short term investments at June 30, 2013.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

NOTE 6 – RECEIVABLES

Receivables consist of the following (in thousands):

	June 30, 2013	December 31, 2012
Receivables – current
Accounts receivable – trade	$9,664	$8,701
Refundable income tax	1,807	9,331
Refundable value added tax	48,186	40,020
Accounts receivable – other	4,950	4,386

	$64,607	$62,438

Receivables – non-current
Refundable value added tax	$38,539	$48,767

Trade receivables and other receivable balances are reported at outstanding principal amounts, net of an allowance for doubtful accounts. Management evaluates the collectability of receivable account balances to determine the allowance, if any. There were no allowances against receivable balances at June 30, 2013 or December 31, 2012.

NOTE 7 – METAL AND OTHER INVENTORY

Metal and other inventory consist of the following (in thousands):

	June 30, 2013	December 31, 2012
Concentrate and doré inventory	$80,306	$91,130
Supplies	67,980	79,540

Metal and other inventory	$148,286	$170,670

NOTE 8 – ACQUISITION OF ORKO SILVER CORPORATION/LA PRECIOSA MINERAL INTERESTS

On April 16, 2013, the Company completed its acquisition of Orko Silver Corporation (“Orko”). Upon completion of the acquisition, the Company holds the La Preciosa silver-gold project in the state of Durango, Mexico. The transaction was accounted for as a purchase of mineral interests since La Preciosa is a development stage project.

Total consideration paid for the asset acquisition (in thousands):

Common shares issued (11,572,918 at $14.98)	$173,363
Cash	99,059
Warrants (1,588,768 valued at $3.64 per warrant)	5,777
Transaction advisory fees and other acquisition costs	17,642

Total purchase price	295,841
Current liabilities	2,616
Deferred income taxes	114,339

Total liabilities assumed	116,955

Total Consideration	$412,796

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

Estimated fair value of the assets acquired (in thousands):

Cash	$3,487
Other current assets	635
Mineral interests	408,352
Other assets	322

Total assets acquired	$412,796

NOTE 9 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consist of the following (in thousands):

	June 30, 2013	December 31, 2012
Land	$1,888	$2,010
Buildings and improvements	593,989	581,286
Machinery and equipment	379,912	360,199
Capitalized leases for machinery, equipment, buildings, and land	22,445	35,129

	998,234	978,624
Accumulated depreciation and amortization	(353,533)	(313,067)

	644,701	665,557
Construction in progress	15,632	18,303

	$660,333	$683,860

NOTE 10 – MINING PROPERTIES

Mining properties consist of the following (in thousands):

June 30, 2013	Palmarejo	San Bartolomé	Kensington	Rochester	Endeavor	La Preciosa	Joaquin	Total
Mining properties	$162,855	$70,360	$338,907	$120,350	$—	$—	$—	$692,472
Accumulated depletion	(94,647)	(20,305)	(60,310)	(101,353)	—	—	—	(276,615)

	68,208	50,055	278,597	18,997	—	—	—	415,857
Mineral interests	1,660,580	26,643	—	—	44,033	408,352	93,429	2,233,037
Accumulated depletion	(266,499)	(8,037)	—	—	(16,669)	—	—	(291,205)

	1,394,081	18,606	—	—	27,364	408,352	93,429	1,941,832
Non-producing and development properties	—	—	—	—	—	—	—	—

Total mining properties	$1,462,289	$68,661	$278,597	$18,997	$27,364	$408,352	$93,429	$2,357,689

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

December 31, 2012	Palmarejo	San Bartolomé	Kensington	Rochester	Endeavor	Joaquin	Other	Total
Mining properties	$155,722	$70,322	$333,619	$114,973	$—	$—	$11,416	$686,052
Accumulated depletion	(82,037)	(18,439)	(46,649)	(100,437)	—	—	(11,416)	(258,978)

	73,685	51,883	286,970	14,536	—	—	—	427,074
Mineral interests	1,658,389	26,642	—	—	44,033	93,429	—	1,822,493
Accumulated depletion	(235,795)	(7,338)	—	—	(14,625)	—	—	(257,758)

	1,422,594	19,304	—	—	29,408	93,429	—	1,564,735
Non-producing and development properties	—	—	—	—	—	—	142	142

Total mining properties	$1,496,279	$71,187	$286,970	$14,536	$29,408	$93,429	$142	$1,991,951

Operational Mining Properties

Palmarejo Mine: Palmarejo is located in the State of Chihuahua in northern Mexico, and its principal silver and gold properties are collectively referred to as the “Palmarejo mine.” The Palmarejo mine commenced production in April 2009.

San Bartolomé Mine: The San Bartolomé mine is a silver mine located near the city of Potosi, Bolivia. The mineral rights for the San Bartolomé project are held through long-term joint venture/lease agreements with several local independent mining co-operatives and the Bolivian state owned mining organization, (“COMIBOL”). The Company commenced commercial production at San Bartolomé in June 2008.

Kensington Mine: The Kensington mine is an underground gold mine and consists of the Kensington and adjacent Jualin properties located on the east side of the Lynn Canal about 45 miles north-northwest of Juneau, Alaska. The Company commenced commercial production in July of 2010.

Rochester Mine: The Company has conducted operations at the Rochester mine, located in Western Nevada, since September 1986. The mine utilizes the heap-leaching process to extract both silver and gold from ore mined using open pit methods. Rochester’s primary product is silver with gold produced as a by-product.

Martha Mine: The Martha mine is an underground silver mine located in Argentina. The Martha mine ceased active mining operations in September 2012 and is included in “other” in the tables above.

Mineral Interests

Endeavor Mine: In May 2005, CDE Australia Pty Ltd (“CDE Australia”), a wholly-owned subsidiary of Coeur acquired the silver production and reserves, up to a maximum 17.7 million payable ounces, contained at the Endeavor mine in Australia, which is owned and operated by Cobar Operations Pty. Limited, a wholly-owned subsidiary of CBH Resources Ltd. In March 2006, CDE Australia entered into an amended agreement under which it owns all silver production and reserves up to a total of 20.0 million payable ounces.

CDE Australia began realizing reductions in revenues in the fourth quarter of 2008 as a result of a silver price sharing provision that was part of the purchase agreement. CDE Australia has received approximately 4.5 million payable ounces to date and the current ore reserve contains approximately 4.1 million payable ounces based on current metallurgical recovery and current smelter contract terms.

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

Joaquin Project: The Joaquin project is located in the Santa Cruz province of southern Argentina. The Company commenced exploration of this large property located north of the Company’s Martha silver mine in November 2007 and acquired 100% in December 2012. Since that time, the Company has defined silver and gold mineralization in two deposits at Joaquin, La Negra and La Morocha, collectively referred to as the “Joaquin Project,” and has recently commenced work on detailed drilling and other technical, economic and environmental programs.

La Preciosa Project: On April 16, 2013, the Company completed its acquisition of Orko Silver Corporation (“Orko”), which holds the La Preciosa silver-gold project in Durango, Mexico.

NOTE 11 – DEBT AND CAPITAL LEASE OBLIGATIONS

The current and non-current portions of long-term debt and capital lease obligations as of June 30, 2013 and December 31, 2012 are as follows (in thousands):

	June 30, 2013		December 31, 2012
	Current	Non-Current	Current	Non-Current
3.25% Convertible Senior Notes due 2028	$—	$5,334	$48,081	$—
7.875% Senior Notes due 2021	—	300,000	—	—
Capital lease obligations	5,485	1,244	7,902	3,460

	$5,485	$306,578	$55,983	$3,460

3.25% Convertible Senior Notes due 2028

Per the indenture governing the 3.25% Convertible Senior Notes due 2028 (the “Convertible Notes”), the Company announced on February 13, 2013 that it was offering to repurchase all of its outstanding 3.25% Convertible Senior Notes due 2028. As of February 12, 2013, there was $48.7 million aggregate principal amount of Convertible Notes outstanding. The Company repurchased $43.3 million in aggregate principal amount, leaving a balance of $5.3 million at June 30, 2013.

7.875% Senior Notes due 2021

On January 29, 2013, the Company completed an offering of $300 million in aggregate principal amount of 7.875% Senior Notes due 2021 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). As of June 30, 2013, the outstanding balance of Notes was $300 million.

Revolving Credit Facility

On August 1, 2012, Coeur Alaska, Inc. and Coeur Rochester, Inc. (the “Borrowers”), each a wholly-owned subsidiary of the Company, entered into a new Credit Agreement (the “Credit Agreement”) by and among the Company, the Borrowers, the lenders party thereto and Wells Fargo Bank, N.A., as administrative agent. The Credit Agreement provides for a senior secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of up to $100.0 million, which principal amount may be increased, subject to receiving additional commitments therefor, by up to $50.0 million. There is a commitment fee of 0.10% on the unused portion of the line. The unused line fee for the three and six months ended June 30, 2013 was $ 0.1 and $0.3 million, respectively and was charged to interest expense.

As of June 30, 2013, no amounts were outstanding under the Revolving Credit Facility.

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

Palmarejo Gold Production Royalty Obligation

The Company recognized accretion expense on the Palmarejo gold production royalty obligation for the three months ended June 30, 2013 and 2012 of $4.1 million and $5.6 million, respectively. As of June 30, 2013 and December 31, 2012, the remaining minimum obligation under the royalty agreement was $56.5 million and $61.9 million, of which $23.9 million and $24.0 million were current, respectively.

Interest Expense

The Company expenses interest incurred on its various debt instruments as a cost of operating its properties. For the three and six months ended June 30, 2013, the Company expensed interest of $10.9 million and $20.7 million, respectively. For the three and six months ended June 30, 2012, the Company expensed interest of $7.6 and $14.2 million, respectively.

Interest expense is made up of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
3.25% Convertible Senior Notes due 2028	$43	$395	$380	$791
7.875% Senior Notes due 2021	5,906	—	10,041	—
Revolving Credit Facility	133	—	258	—
Kensington Term Facility (terminated in 2012)	—	906	—	1,880
Capital lease obligations	98	265	266	608
Other debt obligations	72	162	268	230
Accretion of Palmarejo gold production royalty obligation	4,107	5,559	8,170	10,663
Amortization of debt issuance costs	539	251	1,064	508
Accretion of debt discount	—	629	576	1,241
Capitalized interest	32	(610)	(361)	(1,694)

Total interest expense, net of capitalized interest	$10,930	$7,557	$20,662	$14,227

NOTE 12 – RECLAMATION AND MINE CLOSURE

Reclamation and mine closure costs are based principally on legal and regulatory requirements. Management estimates costs associated with reclamation of mining properties as well as remediation costs for inactive properties. The Company uses assumptions about future costs, mineral prices, mineral processing recovery rates, production levels, capital costs and reclamation costs. Such assumptions are based on the Company’s current mining plan and the best available information for making such estimates. The sum of the expected costs by year is discounted, using the Company’s credit adjusted risk free interest rate. On an ongoing basis, management evaluates its estimates and assumptions; however, actual amounts could differ from those based on such estimates and assumptions.

Changes to the Company’s asset retirement obligations for active mining sites are as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Asset retirement obligation – Beginning	$35,197	$33,434	$34,457	$32,714
Accretion	758	742	1,500	1,466
Addition and changes in estimates	—	335	—	335
Settlements	(377)	(1)	(379)	(5)

Asset retirement obligation	$35,578	$34,510	$35,578	$34,510

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

In addition, the Company has accrued $0.6 million and $0.9 million as of June 30, 2013 and December 31, 2012, respectively, for reclamation liabilities related to former mining activities. These amounts are also included in reclamation and mine closure liabilities.

NOTE 13 – INCOME TAXES

The following table summarizes the components of the Company’s income tax provision for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
United States	$(790)	$(388)	$(3,277)	$(3,525)
Mexico	(15,798)	(12,052)	(19,471)	(15,750)
Bolivia	(4,556)	(10,889)	(8,884)	(18,578)
Other jurisdictions	(1,990)	(533)	(2,022)	(1,445)

Income tax provision from continuing operations	$(23,134)	$(23,862)	$(33,654)	$(39,298)

The income tax provision for the three and six months ended June 30, 2013 varies from the statutory rate primarily because of differences in tax rates for the Company’s foreign operations and changes in valuation allowances for net deferred tax assets, permanent differences and foreign exchange rate differences.

The Company has U.S. net operating loss carryforwards which expire in 2017 through 2031. Net operating losses in foreign countries have an indefinite carryforward period, except in Mexico where net operating loss carryforwards are limited to ten years.

NOTE 14 – SHARE-BASED COMPENSATION PLANS

Compensation expense recognized in the Company’s consolidated financial statements for the three months ended June 30, 2013 and 2012 for share based compensation awards was $1.5 million and $1.0 million, respectively. Compensation expense recognized for the six months ended June 30, 2013 and 2012 for share based compensation awards was $2.1 million and $2.7 million, respectively. Stock appreciation rights (SARs) outstanding under the plan are liability-based awards and are required to be re-measured at the end of each reporting period with corresponding adjustments to previously recognized and future stock-based compensation expense. At June 30, 2013, there was $10.3 million of total unrecognized compensation cost (net of estimated forfeitures) to be recognized over a weighted-average period of 1.8 years.

The following table summarizes the new grants issued during the six months ended June 30, 2013:

Grant date	Restricted stock	Grant date fair value of restricted stock	Stock options	Grant date fair value of stock options	Performance shares	Grant date fair value of performance shares
January 2, 2013	1,805	$25.20	—	$—	—	$—
January 22, 2013	47,994	$23.90	77,715	$14.77	95,991	$27.41
February 4, 2013	18,668	$22.63	17,692	$14.00	21,828	$25.96
April 1, 2013	157,142	$18.51	73,290	$11.39	28,662	$21.23
May 21, 2013	111,193	$13.66	—	$—	—	$—

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

The following options and stock appreciation rights were exercised during the six months ended June 30, 2013:

Award Type	Number of Units	Weighted Average Exercise Price
Options	926	$20.80
Stock Appreciation Rights	3,846	$15.40

The following shows the weighted average fair value of SARs outstanding at June 30, 2013:

SARs
Weighted average fair value	$4.05

The following table shows the options and SARs exercisable at June 30, 2013:

Options Exercisable	Weighted Average Exercise Price	SARs Exercisable	Weighted Average Exercise Price
256,336	$32.92	65,019	$14.21

NOTE 15 – DEFINED CONTRIBUTION AND 401(k) PLANS

Defined Contribution Plan

The Company provides a noncontributory defined contribution retirement plan for all eligible U.S. employees. Total contributions, which are based on a percentage of the salary of eligible employees, were $0.4 million and $0.5 million, for the three months ended June 30, 2013 and 2012, respectively. Total contributions for the six months ended June 30, 2013 and 2012 were $0.8 million and $1.0 million, respectively.

401(k) Plan

The Company maintains a retirement savings plan (which qualifies under Section 401(k) of the U.S. Internal Revenue Code) covering all eligible U.S. employees. Under the plan, employees may elect to contribute up to 100% of their cash compensation, subject to ERISA limitations. The Company adopted a Safe Harbor Tiered Match and is required to make matching contributions equal to 100% of the employee’s contribution up to 3% of the employee’s compensation plus matching contributions equal to 50% of the employee’s contribution up to an additional 2% of the employee’s compensation. Total plan expenses recognized in the Company’s consolidated financial statements for the three months ended June 30, 2013 and 2012 were $0.5 million and $0.5 million, respectively. Total plan expenses recognized in the Company’s consolidated financial statements for the six months ended June 30, 2013 and 2012 were $1.3 million and $1.1 million, respectively.

NOTE 16 – DERIVATIVE FINANCIAL INSTRUMENTS

Palmarejo Gold Production Royalty

On January 21, 2009, the Company entered into a gold production royalty transaction with Franco-Nevada Corporation. The royalty covers 50% of the life of mine production from the Palmarejo mine and adjacent properties. The royalty transaction included a minimum obligation of 4,167 ounces per month that ends when payments have been made on a total of 400,000 ounces of gold. As of June 30, 2013, a total of 170,382 ounces of gold remain outstanding under the minimum royalty obligation.

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

The price volatility associated with the minimum royalty obligation is considered an embedded derivative financial instrument under U.S. GAAP. As such, the Company is required to recognize the change in fair value of the remaining minimum obligation due to the changing gold prices. Unrealized gains are recognized in periods when the forward gold price has decreased from the previous period and unrealized losses are recognized in periods when the forward gold price increases. The fair value of the embedded derivative is reflected net of the Company’s current credit adjusted risk free rate, which was 7.0% and 4.2% at June 30, 2013 and December 31, 2012, respectively. The fair value of the embedded derivative at June 30, 2013 and December 31, 2012, based on forward gold prices averaging approximately $1,243 and $1,694 per ounce, respectively, was a liability of $52.3 million and $145.1 million, respectively. During the three months ended June 30, 2013 and 2012, mark-to-market adjustments for this embedded derivative amounted to a gain of $69.2 million and $25.1 million, respectively. During the six months ended June 30, 2013 and 2012, mark-to-market adjustments for this embedded derivative amounted to a gain of $92.7 million and $12.7 million, respectively.

Payments on the royalty obligation occur monthly resulting in a decrease to the carrying amount of the minimum obligation and the derivative liability and the recognition of realized gains or losses as a result of changing prices for gold. Each monthly payment is an amount equal to the greater of the minimum of 4,167 ounces of gold or 50% of the actual gold production per month multiplied by the excess of the monthly average market price of gold above $400 per ounce (which $400 floor is subject to a 1% annual inflation compounding adjustment beginning on January 21, 2013). For the three months ended June 30, 2013 and 2012, realized losses on settlement of the liabilities were $8.1 million and $11.0 million, respectively. For the six months ended June 30, 2013 and 2012, realized losses on settlement of the liabilities were $17.2 million and $24.2 million, respectively. The mark-to-market adjustments and realized losses are included in fair value adjustments, net in the consolidated statement of operations.

Forward Foreign Exchange Contracts

The Company periodically enters into forward foreign currency contracts to reduce the foreign exchange risk associated with forecasted Mexican peso (“MXN”) operating costs at its Palmarejo mine. At June 30, 2013, the Company had MXN foreign exchange contracts of $32.7 million in U.S. dollars. These contracts require the Company to exchange U.S. dollars for MXN at a weighted average exchange rate of 12.65 MXN to each U.S. dollar over the next nine months. At December 31, 2012, the Company had MXP foreign exchange contracts of $26.1 million in U.S. dollars. These contracts required the Company to exchange U.S. dollars for MXN at a weighted average exchange rate of 13.11 MXN to each U.S. dollar and the Company had a liability with a fair value of $0.1 million at December 31, 2012. In addition, at June 30, 2013, the Company had outstanding call options requiring it to sell $6.0 million in U.S. dollars in exchange for MXP at a weighted average strike price of 15.50 MXP to each U.S. dollar if the foreign exchange rate exceeds the strike price. Further, at June 30, 2013, the Company had outstanding put options allowing it to buy $6.0 million in U.S. dollars in exchange for MXP at a weighted average strike price of 12.50 MXP to each U.S. dollar if the foreign exchange rate exceeds the strike price. The Company had a liability with a fair value of $1.4 million at June 30, 2013. The Company recorded mark-to-market losses on these contracts of $2.3 million and $1.5 million for the three and six months ended June 30, 2013, respectively. The Company recorded mark-to-market gains on these contracts of $0.1 million and $2.8 million for the three and six months ended June 30, 2012, respectively. These mark-to-market adjustments are reflected in fair value adjustments, net in the consolidated statement of operations. The Company recorded realized gains of $0.2 million and $0.8 million in production costs applicable to sales during the three and six months ended June 30, 2013, respectively. The Company recorded realized losses of $1.2 million and $1.9 million in the three and six months ended June 30, 2012, respectively, which have been recognized in production costs applicable to sales.

In connection with an arrangement agreement entered into with Orko Silver Corp., the Company entered into a foreign currency contract in the first quarter of 2013 to reduce the foreign exchange risk associated with

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

forecasted Canadian dollars (“CAD”). Please see Note 8 – ACQUISITION OF ORKO SILVER CORPORATION/LA PRECIOSA MINERAL INTERESTS for additional information. This contract allowed the Company to exchange U.S. dollars for CAD at an exchange rate of 1.0 CAD to each U.S. dollar if the CAD exchange rate exceeded par. The contract expired unexercised in the second quarter. The Company recorded a mark-to-market gain on this contract of $1.6 million for the three months ended June 30, 2013, reversing the loss recognized in the first quarter. This mark-to-market adjustment is reflected in fair value adjustments, net in the consolidated statement of operations.

Concentrate Sales Contracts

The Company enters into concentrate sales contracts with third-party smelters. The contracts, in general, provide for a provisional payment based upon provisional assays and quoted metal prices. The provisionally priced sales contain an embedded derivative that is required to be separated from the host contract for accounting purposes. The host contract is the receivable from the sale of concentrates at the forward price at the time of sale. The embedded derivative, which is the final settlement price based on a future price, does not qualify for hedge accounting. These embedded derivatives are recorded as derivative assets (in Prepaid expenses and other) or derivative liabilities (in Accrued liabilities and other) on the balance sheet and are adjusted to fair value through earnings each period until the date of final settlement. At June 30, 2013, the Company had outstanding provisionally priced sales of $29.5 million, consisting of 0.3 million ounces of silver and 15,589 ounces of gold, which had a fair value of $28.4 million including the embedded derivative. At December 31, 2012, the Company had outstanding provisionally priced sales of $33.2 million consisting of 0.4 million ounces of silver and 11,957 ounces of gold, which had a fair value of approximately $34.1 million including the embedded derivative.

Commodity Derivatives

As of June 30, 2013, the Company had outstanding call options requiring it to deliver 87,000 ounces of gold at a weighted average strike price of $1,964.20 per ounce if the market price of gold exceeds the strike price. At June 30, 2013, the Company had outstanding put options allowing it to sell 97,000 ounces of gold at a weighted average strike price of $979.79 per ounce if the market price of gold were to fall below the strike price. The contracts expire over the next three years. At December 31, 2012, the Company had outstanding call options requiring it to deliver 97,000 ounces of gold at a weighted average strike price of $1,967.89 per ounce if the market price of gold exceeds the strike price. At December 31, 2012, the Company had outstanding put options allowing it to sell 122,000 ounces of gold at a weighted average strike price of $967.86 per ounce if the market price of gold were to fall below the strike price. As of June 30, 2013 and December 31, 2012, the fair market value of these contracts was a net asset of $2.4 million and a net liability of $ 9.3 million, respectively. During the three and six months ended June 30, 2013, 12,500 and 25,000 ounces of gold put options, respectively, expired at a weighted average strike price of $921.60 per ounce, resulting in a realized loss of $0.5 million and $1.1 million, respectively. During the three and six months ended June 30, 2013, 5,000 and 10,000 ounces of gold call options, respectively, at a weighted average strike price of $ 2,000.00 expired. During the three months ended June 30, 2013 and 2012, the Company recorded unrealized gains of $6.9 million and $4.5 million, respectively, related to the outstanding options which was included in fair value adjustments, net in the consolidated statement of operations. During the six months ended June 30, 2013 and 2012, the Company recorded unrealized gains of $11.7 million and $4.7 million, respectively, related to the outstanding options which was included in fair value adjustments, net in the consolidated statement of operations.

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

As of June 30, 2013, the Company had the following derivative instruments that settle in each of the years indicated in the table (in thousands except average prices, ounces and notional data):

	2013	2014	2015	Thereafter
Palmarejo gold production royalty	$14,750	$24,895	$24,691	$20,069
Average gold price in excess of minimum contractual deduction	$502	$498	$492	$490
Notional ounces	29,389	50,004	50,004	40,985
Mexican peso forward purchase contracts	$20,700	$12,000	$—	$—
Average rate (MXP/$)	$12.90	$12.21	$—	$—
Mexican peso notional amount	267,119	146,460	—	—
Mexican peso put options purchased	$—	$6,000	$—	$—
Average strike price (MXP/$)	$—	$12.50	$—	$—
Mexico peso notional amount	—	75,000	—	—
Mexican peso call options sold	$—	$6,000	$—	$—
Average strike price (MXP/$)	$—	$15.50	$—	$—
Mexico peso notional amount	—	93,000	—	—
Silver concentrate sales agreements	$7,249	$—	$—	$—
Average silver price	$23.92	$—	$—	$—
Notional ounces	302,990	—	—	—
Gold concentrates sales agreements	$22,252	$—	$—	$—
Average gold price	$1,427	$—	$—	$—
Notional ounces	15,589	—	—	—
Gold put options purchased	$720	$720	$—	$—
Average gold strike price	$936	$979	$1,010	$—
Notional ounces	20,000	47,000	30,000	—
Gold call options sold	$—	$720	$—	$—
Average gold strike price	$2,000	$1,934	$2,000	$—
Notional ounces	10,000	47,000	30,000	—

The following summarizes the classification of the fair value of the derivative instruments as of June 30, 2013 and December 31, 2012 (in thousands):

	June 30, 2013
	Prepaid expenses and other	Other long-term assets	Accrued liabilities and other	Current portion of royalty obligation	Non-current portion of royalty obligation
Foreign exchange contracts Peso	$12	$—	$1,457	$—	$—
Palmarejo gold production royalty	—	—	—	17,759	34,600
Put and call options, net	50	2,308	—	—	—
Concentrate sales contracts	20	—	1,128	—	—

	$82	$2,308	$2,585	$17,759	$34,600

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

	December 31, 2012
	Prepaid expenses and other	Accrued liabilities and other	Other long- term Liabilities	Current portion of royalty obligation	Non-current portion of royalty obligation
Forward foreign exchange contracts Peso	$376	$300	$—	$—	$—
Palmarejo gold production royalty	—	—	—	41,146	103,952
Put and call options, net	—	2,025	7,274	—	—
Concentrate sales contracts	1,030	163	—	—	—

	$1,406	$2,488	$7,274	$41,146	$103,952

The following represent mark-to-market gains (losses) on derivative instruments for the three months ended June 30, 2013 and 2012 (in thousands):

		Three months ended June 30,		Six months ended June 30,
Financial statement line	Derivative	2013	2012	2013	2012
Sales of metal	Concentrate sales contracts	$(667)	$(877)	$(2,422)	$459
Production costs applicable to sales	Forward foreign exchange contracts	203	(1,151)	830	(1,934)
Fair value adjustments, net	Foreign exchange contracts MXN Peso	(2,260)	83	(1,522)	2,773
Fair value adjustments, net	Forward foreign exchange contracts Canadian dollar	1,598	—	—	—
Fair value adjustments, net	Silver ounces receivable	—	(337)	—	22
Fair value adjustments, net	Palmarejo gold royalty	61,066	14,105	75,494	(11,505)
Fair value adjustments, net	Put and call options	6,350	2,187	10,577	1,636

		$66,290	$14,010	$82,957	$(8,549)

Credit Risk

The credit risk exposure related to any potential derivative instruments is limited to the unrealized gains, if any, on outstanding contracts based on current market prices. To reduce counter-party credit exposure, the Company deals with financial institutions management deems credit worthy and limits credit exposure to each. The Company does not anticipate non-performance by any of its counterparties. In addition, to allow for situations where positions may need to be revised, the Company deals only in markets that management considers highly liquid.

NOTE 17 – COMMITMENTS AND CONTINGENCIES

Labor Union Contracts

The Company maintains one labor agreement with Sindicato de la Empresa Minera Manquiri at the San Bartolomé mine in Bolivia. The labor agreement, which became effective October 11, 2007, does not have a fixed term. As of June 30, 2013, approximately 10.2% of the Company’s worldwide labor force was covered by collective bargaining agreements.

Termination Benefits

As part of the March 2013 decision to relocate the Company’s headquarters office to Chicago, the Company established a one-time termination benefit program to retain current employees during the transition. The program provides for a one-time stay-bonus as well as severance and medical benefits equal to two weeks per

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

year of service. At June 30, 2013, the total benefit expected to be incurred under this plan is approximately $1.7 million. The liability is recognized ratably over the service period to June 30, 2014.

The Company does not have a written severance plan for any of its operations, including those operations located in Chile, Argentina, Bolivia and Mexico. However, laws in these foreign jurisdictions require payment of certain minimum statutory termination benefits. Accordingly, in situations where minimum statutory termination benefits must be paid to the affected employees, the Company records employee severance costs in accordance with U.S. GAAP. The Company has accrued obligations for post-employment benefits in these locations of approximately $7.3 million and $7.6 million at June 30, 2013 and December 31, 2012, respectively.

Kensington Production Royalty

On July 7, 1995, Coeur, through its wholly-owned subsidiary, Coeur Alaska, Inc., acquired the 50% ownership interest of Echo Bay Exploration Inc., or Echo Bay, giving Coeur 100% ownership of the Kensington property. Coeur Alaska is obligated to pay Echo Bay, a subsidiary of Kinross Gold Corporation, a scaled net smelter return royalty on 1.0 million ounces of future gold production after Coeur Alaska recoups the $32.5 million purchase price and its construction and development expenditures incurred after July 7, 1995 in connection with placing the property into commercial production. The royalty ranges from 1% at gold prices of $400 per ounce to a maximum of 2.5% at gold prices above $475 per ounce, with the royalty to be capped at 1.0 million ounces of production. No royalty has been paid to date.

Rochester Production Royalty

The Company acquired the Rochester property from ASARCO, a subsidiary of Grupo Mexico SA de CV, in 1983. The Company is obligated to pay a net smelter royalty interest to ASARCO when the market price of silver equals or exceeds $23.60 per ounce up to a maximum rate of 5%. Royalty expense was nil and $0.5 million, respectively for the three months ended June 30, 2013 and 2012, respectively. Royalty expense was $1.0 million and $1.1 million, respectively for the six months ended June 30, 2013 and 2012, respectively.

Rochester 3.4% NSR Royalty

In connection with the Company’s settlement of all disputes regarding competing mining claims located on or adjacent to the property encompassed by the Company’s Rochester gold and silver mine, the Company granted a 3.4% NSR royalty to a third party on up to 39.4 million silver equivalent ounces sold from the Rochester mine beginning January 1, 2014. Payments on the royalty obligation will occur quarterly reducing the carrying amount of the royalty liability and changes in silver and gold prices will result in the recognition of mark-to-market gains or losses in Fair value adjustments, net in the consolidated statement of operations.

Palmarejo Gold Production Royalty

On January 21, 2009, Coeur Mexicana entered into a gold production royalty transaction with Franco-Nevada Corporation under which Franco-Nevada purchased a royalty covering 50% of the life of mine gold to be produced from its Palmarejo silver and gold mine in Mexico. The royalty agreement provides for a minimum obligation to be paid monthly on a total of 400,000 ounces of gold, or 4,167 ounces per month over an initial eight year period. As of June 30, 2013, a total of 170,382 ounces of gold remain outstanding under the minimum royalty obligation.

NOTE 18 – SIGNIFICANT CUSTOMERS

The Company markets its doré to credit worthy bullion trading houses, market makers and members of the London Bullion Market Association, industrial companies and sound financial institutions. The refined metals are sold to end users for use in electronic circuitry, jewelry, silverware, pharmaceutical products, and the

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Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

technology industry. The Company currently has nine trading counterparties (International Commodities, Mitsui, Mitsubishi, Standard Bank, TD Securities, Valcambi, Johnson Matthey, Toronto Dominion Bank, and Auramet) and the sales of metals to these companies amounted to approximately 74% and 92% of total metal sales for the six months ended June 30, 2013 and 2012, respectively. Generally, the loss of a single bullion trading counterparty would not adversely affect the Company due to the liquidity of the markets and the availability of alternative trading counterparties.

Sales of silver and gold concentrates to third parties (Nyrstar, Aurubis, Sumitomo, Trafigura, Johnson Matthey, and China National Gold) amounted to approximately 26% and 8% of total metal sales for the six months ended June 30, 2013, and 2012, respectively. The loss of any one smelting and refining client may have a material adverse effect if alternate smelters and refiners are not available. The Company believes there is sufficient global capacity available to address the loss of any one smelter.

The following table indicates customers that represent 10% or more of total sales of metal for the three months ended June 30, 2013 and 2012 (in millions):

Customer	Three months ended June 30,	Three months ended June 30,	Segments reporting sales of metal
	2013	2012
Valcambi	$27.2	$148.3	Palmarejo, San Bartolomé
Auramet	44.1	19.9	San Bartolomé, Kensington
Toronto Dominian Bank	34.5	18.3	Palmarejo, Rochester
International Commodities	25.7	7.0	Palmarejo, San Bartolomé, Rochester

The following table indicates customers that represent 10% or more of total sales of metal for the six months ended June 30, 2013 and 2012 (in millions):

Customer	Six months ended June 30,	Six months ended June 30,	Segments reporting sales of metal
	2013	2012
Valcambi	$39.4	$256.2	Palmarejo, San Bartolomé
Auramet	68.9	33.5	San Bartolomé, Kensington
Johnson Mathey	44.8	0.9	San Bartolomé, Rochester
International Commodities	40.4	23.8	Palmarejo, San Bartolomé, Rochester

NOTE 19 – SEGMENT REPORTING

The operating segments are managed separately because each segment represents a distinct use of company resources and a separate contribution to the Company’s cash flows. The Company’s reportable operating segments include the Palmarejo, San Bartolomé, Martha, Rochester, Kensington and Endeavor mining properties and the La Preciosa exploration property. All operating segments are engaged in the discovery and/or mining of gold and silver and generate the majority of their revenues from the sale of these precious metal concentrates and/or refined precious metals. Through September 2012, the Martha mine sold precious metal concentrates, typically under long-term contracts, to trading partners located in the United States and Switzerland. The Company ceased active mining operations at the Martha mine in September of 2012.

The Kensington mine sells precious metals and concentrates, typically under long-term contracts to smelters in China, Japan, and Germany. Refined gold and silver produced by the Rochester, Palmarejo, and San Bartolomé mines are principally sold on a spot basis to precious metals trading banks such as International Commodities, Mitsui, Mitsubishi, Standard Bank, TD Securities, Valcambi and Auramet. Concentrates produced

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

at the Endeavor mine are sold to Nyrstar (formerly Zinifex), an Australian smelter. The Company’s exploration programs, other than the La Preciosa project, are reported in its other segment. The other segment also includes the corporate headquarters, elimination of intersegment transactions and other items necessary to reconcile to consolidated amounts. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies above. The Company evaluates performance and allocates resources based on profit or loss before interest, income taxes, depreciation and amortization, unusual and infrequent items and extraordinary items.

Financial information relating to the Company’s segments is as follows (in thousands):

Three months ended June 30, 2013	Palmarejo Mine	San Bartolomé Mine	Kensington Mine	Rochester Mine	Martha Mine	Endeavor Mine	La Preciosa	Other	Total
Sales of metals	$86,217	$49,236	$30,851	$34,903	$(161)	$3,479	$—	$—	$204,525
Productions costs applicable to sales	(55,218)	(32,815)	(30,154)	(23,054)	—	(1,683)	—	—	(142,924)
Depreciation and depletion	(35,557)	(4,941)	(13,261)	(2,324)	(113)	(1,220)	(2)	(235)	(57,653)

Gross profit	(4,558)	11,480	(12,564)	9,525	(274)	576	(2)	(235)	3,948
Exploration expense	3,189	27	563	512	603	—	690	1,190	6,774
Loss on impairment	—	—	—	—	86	—	—	—	86
Other operating expenses	—	—	134	34,177	861	—	—	12,873	48,045

OPERATING INCOME	(7,747)	11,453	(13,261)	(25,164)	(1,824)	576	(692)	(14,298)	(50,957)
Interest and other income, net	(428)	683	150	—	(177)	—	(11)	(16,990)	(16,773)
Interest expense, net	(4,190)	(14)	(95)	(5)	(1)	—	—	(6,625)	(10,930)
Fair value adjustments, net	61,066	—	6,350	—	—	—	—	(662)	66,754
Income tax expense	(17,282)	(4,506)	—	—	(117)	85	—	(1,314)	(23,134)

Net income	$31,419	$7,616	$(6,856)	$(25,169)	$(2,119)	$661	$(703)	$(39,889)	$(35,040)

Segment assets (A)	$1,860,240	$286,325	$485,215	$122,917	$6,757	$30,226	$409,458	$103,464	$3,304,602
Capital expenditures (B)	$9,166	$3,159	$7,406	$6,596	$10	$—	$735	$129	$27,201

A.	Segment assets consist of receivables, prepaids, inventories, property, plant and equipment, and mining properties
B.	Balance represents cash flow amounts

Three months ended June 30, 2012	Palmarejo Mine	San Bartolomé Mine	Kensington Mine	Rochester Mine	Martha Mine	Endeavor Mine	Other	Total
Sales of metals	$136,365	$53,383	$21,124	$34,153	$4,149	$5,232	$—	$254,406
Productions costs applicable to sales	(62,538)	(22,773)	(16,106)	(20,751)	(7,102)	(2,553)	—	(131,823)
Depreciation and depletion	(42,748)	(4,070)	(9,719)	(2,060)	(704)	(1,592)	(131)	(61,024)

Gross profit	31,079	26,540	(4,701)	11,342	(3,657)	1,087	(131)	61,559
Exploration expense	1,624	(70)	274	1,135	2,763	—	579	6,305
Loss on impairment	—	—	—	—	4,813	—	—
Other operating expenses	—	25	16	692	81	—	8,053	8,867

OPERATING INCOME	29,455	26,585	(4,991)	9,515	(11,314)	1,087	(8,763)	41,574
Interest and other income, net	(4,720)	631	—	239	(494)	—	1,123	(3,221)
Interest expense	(5,672)	(36)	(901)	(7)	(1)	—	(940)	(7,557)
Fair value adjustments, net	14,105	—	2,187	—	—	—	(253)	16,039
Income tax benefit (expense)	(11,967)	(10,889)	—	—	(28)	—	(978)	(23,862)

Net income	$21,201	$16,291	$(3,705)	$9,747	$(11,837)	$1,087	$(9,811)	$22,973

Segment assets (A)	$1,954,084	$289,428	$518,611	$94,677	$13,070	$33,228	$16,654	$2,919,752
Capital expenditures (B)	$11,174	$7,800	$9,324	$2,946	$529	$—	$465	$32,238

A.	Segment assets consist of receivables, prepaids, inventories, property, plant and equipment, and mining properties
B.	Balance represents cash flow amounts

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

Six months ended June 30, 2013	Palmarejo Mine	San Bartolomé Mine	Kensington Mine	Rochester Mine	Martha Mine	Endeavor Mine	La Preciosa	Other	Total
Sales of metals	$143,643	$82,377	$70,126	$74,377	$(662)	$6,461		$—	$376,322
Productions costs applicable to sales	(81,937)	(48,494)	(53,718)	(44,557)	—	(3,003)	—	1	(231,708)
Depreciation and depletion	(64,507)	(9,696)	(26,647)	(4,505)	(229)	(2,044)	(2)	(459)	(108,089)

Gross profit	(2,801)	24,187	(10,239)	25,315	(891)	1,414	(2)	(458)	36,525
Exploration expense	5,170	79	1,235	996	1,587	—	690	3,858	13,615
Loss on impairment	—	—	—	—	205	—	—	—	205
Other operating expenses	—	3,722	210	34,321	1,906	—	—	22,598	62,757

OPERATING INCOME	(7,971)	20,386	(11,684)	(10,002)	(4,589)	1,414	(692)	(26,914)	(40,052)
Interest and other income, net	1,514	1,288	281	57	746	—	(11)	(16,827)	(12,952)
Interest expense, net	(7,928)	(46)	(354)	(11)	—	—	—	(12,323)	(20,662)
Fair value adjustments, net	75,494	—	10,577	—	—	—	—	(1,521)	84,550
Income tax expense	(20,816)	(8,834)	(1)	—	(44)	84	—	(4,043)	(33,654)

Net income	$40,293	$12,794	$(1,181)	$(9,956)	$(3,887)	$1,498	$(703)	$(61,628)	$(22,770)

Segment assets (A)	$1,860,240	$286,325	$485,215	$122,917	$6,757	$30,226	$409,458	$103,464	$3,304,602
Capital expenditures (B)	$14,480	$3,616	$10,736	$9,894	$10	$—	$735	$557	$40,028

A.	Segment assets consist of receivables, prepaids, inventories, property, plant and equipment, and mining properties
B.	Balance represents cash flow amounts

Six months ended June 30, 2012	Palmarejo Mine	San Bartolomé Mine	Kensington Mine	Rochester Mine	Martha Mine	Endeavor Mine	Other	Total
Sales of metals	$260,087	$94,759	$31,500	$52,911	$7,767	$11,946	$—	$458,970
Productions costs applicable to sales	(108,397)	(36,381)	(33,197)	(30,317)	(10,795)	(5,290)	—	(224,377)
Depreciation and depletion	(80,517)	(8,289)	(16,324)	(3,702)	(1,300)	(3,236)	(248)	(113,616)

Gross profit	71,173	50,089	(18,021)	18,892	(4,328)	3,420	(248)	120,977
Exploration expense	2,945	—	496	1,844	6,174	—	1,413	12,872
Loss on impairment	—	—	—	—	4,813	—	—	4,813
Other operating expenses	—	30	35	2,033	279	—	15,154	17,531

OPERATING INCOME	68,228	50,059	(18,552)	15,015	(15,594)	3,420	(16,815)	85,761
Interest and other income, net	(139)	726	—	288	(570)	—	1,481	1,786
Interest expense, net	(10,481)	(36)	(1,793)	(15)	(1)	—	(1,901)	(14,227)
Fair value adjustments, net	(11,505)	—	1,636	—	—	—	2,795	(7,074)
Income tax expense	(15,511)	(18,578)	—	—	(239)	—	(4,970)	(39,298)

Net income	$30,592	$32,171	$(18,709)	$15,288	$(16,404)	$3,420	$(19,410)	$26,948

Segment assets (A)	$1,954,084	$289,428	$518,611	$94,677	$13,070	$33,228	$16,654	$2,919,752
Capital expenditures (B)	$18,344	$18,007	$20,202	$5,585	$1,188	$—	$559	$63,885

A.	Segment assets consist of receivables, prepaids, inventories, property, plant and equipment, and mining properties
B.	Balance represents cash flow amounts

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

	June 30, 2013	December 31, 2012
Assets
Total assets for reportable segments	$3,304,602	$2,974,056
Cash and cash equivalents	249,531	125,440
Short term investments	—	999
Other assets	112,583	120,906

Total consolidated assets	$3,666,716	$3,221,401

Geographic Information

	June 30, 2013	December 31, 2012
Long Lived Assets:
United States	$503,105	$514,687
Australia	27,364	29,408
Argentina	94,964	95,134
Bolivia	235,781	240,905
Mexico	2,156,808	1,795,677

Total	$3,018,022	$2,675,811

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Revenues:
United States	$65,754	$55,277	$144,502	$84,411
Mexico	86,217	136,365	143,643	260,087
Bolivia	49,236	53,383	82,377	94,759
Australia	3,479	5,232	6,462	11,946
Argentina	(161)	4,149	(662)	7,767

Total	$204,525	$254,406	$376,322	$458,970

NOTE 20 – LITIGATION AND OTHER EVENTS

Sites Related to Callahan Mining Corporation

In 1991, the Company acquired all of the outstanding common stock of Callahan Mining Corporation. Since then, the Company has received requests for information or notices of potential liability from state or federal agencies with regard to Callahan’s operations at sites in Idaho, Maine, Colorado and Washington. The Company did not make any decisions with respect to generation, transport or disposal of hazardous waste at these sites. Therefore, the Company believes that it is not liable for any potential cleanup costs either directly as an operator or indirectly as a parent. To date, none of these agencies have made any claims against the Company or Callahan for cleanup costs. The Company anticipates that further agency interaction may be possible with respect to three of these sites, discussed below.

Callahan operated a mine and mill in Brooksville, Maine from 1968 until 1972 and subsequently disposed of the property. In 2000, the U.S. Environmental Protection Agency, or EPA, made a formal request to the Company for information regarding the site. The site was placed on the National Priorities List on September 5,

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

2002, and the Maine Department of Transportation, a partial owner of the property, signed a consent order in 2005. In January 2009, the EPA and the State of Maine made additional formal requests to the Company for information relating to the site, to which the Company responded. The first phase of cleanup at the site began in April 2011.

The Van Stone Mine in Stevens County, Washington consists of several parcels and was mined from 1926 until 1993. Callahan sold its parcel in 1990. In February 2010, the State of Washington Department of Ecology notified Callahan Mining Corporation that it, among others, is a potentially liable person (PLP) under Washington law. Asarco LLC (“Asarco”), an affiliate of American Smelting and Refining Company, which developed the mill on the site in 1951, settled for $3.5 million. Another potentially liable person, Vaagen Brothers, signed a consent order which allows access to the site for a Remedial Investigation and Feasibility Study. Neither the Company nor Callahan Mining Corporation has received any further notices from the Washington Department of Ecology. On June 5, 2012, Asarco filed a lawsuit in the U.S. District Court for the Eastern District of Washington against five named defendants, including Callahan Mining Corporation, seeking contribution for the $3.5 million settlement. Callahan Mining Corporation filed a response and defense to the lawsuit on December 11, 2012 and does not believe it has any liability to Asarco. The Court has set a trial date for April 28, 2014. On January 23, 2013, the Court entered an Order dismissing one of the five named defendants from the lawsuit as a result of the parties reaching a settlement.

Callahan controlled the Akron Mine located in Gunnison County, Colorado under lease and option agreements with several owners from 1937-1960. In December 2003, the United States Forest Service (“USFS”) made a formal request for information to the Company for information regarding the site, to which the Company responded. In February 2007, the USFS made a formal request for information to Callahan for information regarding the site, to which Callahan responded. In April 2013, the USFS made a formal request for information to the Company regarding the site, to which the Company responded on June 10, 2013.

Bolivian Temporary Restriction on Mining above 4,400 Meters

On October 14, 2009, the Bolivian state-owned mining organization, COMIBOL, announced by resolution that it was temporarily suspending mining activities above the elevation of 4,400 meters above sea level while stability studies of Cerro Rico mountain are undertaken. The Company holds rights to mine above this elevation under valid contracts with COMIBOL as well as under authorized contracts with local mining cooperatives that hold their rights under contract themselves with COMIBOL. The Company temporarily adjusted its mine plan to confine mining activities to the ore deposits below 4,400 meters above sea level and timely notified COMIBOL of the need to lift the restriction.

The Cooperative Reserva Fiscal, with which the Company has one of those contracts, subsequently interpreted the COMIBOL resolution and determined that the Huacajchi deposit was not covered by such resolution. In March 2010, the Cooperative Reserva Fiscal notified COMIBOL that, based on its interpretation, it was resuming mining of high grade material above the 4,400 meter level in the Huacajchi deposit. In December 2011, the Cooperative Reserva Fiscal sent a similar notification to COMIBOL with respect to a further area above the 4,400 meter level known as Huacajchi Sur. Based on these notifications and on the absence of any objection from COMIBOL, the Company resumed mining operations at the San Bartolomé mine on the Huacajchi deposit and Huacajchi Sur. Mining in other areas above the 4,400 meter level continues to be suspended.

The partial suspension may reduce production until the Company is able to resume mining above 4,400 meters generally. It is uncertain at this time how long the suspension will remain in place. In addition, it is possible that COMIBOL may decide that the Company’s operations at the Huacajchi deposit or Huacajchi Sur are subject to the COMIBOL resolution, which may force the Company to cease mining at such deposits. If

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

COMIBOL objects to the Company mining at the Huacajchi deposit or Huacajchi Sur or if the other restrictions are not lifted, the Company may need to write down the carrying value of the asset. It is also uncertain if any new mining or investment policies or shifts in political attitude may affect mining in Bolivia.

Unpatented Mining Claims Dispute at Rochester in Nevada

On December 5, 2011, Coeur Rochester filed a lawsuit in the Sixth Judicial District Court of Nevada against Rye Patch Gold Corp and Rye Patch Gold US, Inc. seeking a declaratory judgment as to Coeur Rochester’s ownership of 447 unpatented mining claims covering approximately 8,600 acres of federal lands in and surrounding the Coeur Rochester mine operation. On December 5, 2011, Rye Patch Gold US, Inc. filed a similar action asserting its interest in the claims in the Second Judicial District Court of Nevada. The Rye Patch action was subsequently moved to the Sixth Judicial Court and consolidated with Coeur Rochester’s pending action. The dispute stemmed from competing asserted interests in the mining claims between Coeur Rochester and Rye Patch following Coeur Rochester’s inadvertent failure to pay annual mining claim maintenance fees.

On June 24, 2013, Coeur Rochester entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) with Rye Patch. The closing of the transactions contemplated by the Settlement Agreement (the “Closing”) occurred on June 27, 2013. At the Closing, in accordance with the terms of the Settlement Agreement, all disputes among Coeur Rochester and Rye Patch regarding the competing unpatented mining claims were mutually released and Coeur Rochester and Rye Patch agreed to take necessary actions to cause all pending litigation involving the parties associated with the competing claims to be dismissed with prejudice. In addition, Coeur Rochester acquired all Rye Patch mining claims in dispute with those of Coeur Rochester, in exchange for (1) a $10 million cash payment, (2) the granting to Rye Patch of a 3.4% net smelter returns royalty on up to 39.4 million silver equivalent ounces produced and sold from the Rochester Mine beginning January 1, 2014, payable in cash on a quarterly basis, which had an estimated fair value of $22.0 million, and (3) granting Rye Patch an option to acquire CRI’s federal patented mining claim called “Blue Bird” (which option was timely exercised by Rye Patch and the transfer of the “Blue Bird” claim to Rye Patch occurred on July 11, 2013).

Appeal of Plan of Operations Amendment at Rochester in Nevada

The Rochester property is also the subject of an administrative appeal filed by Great Basin Resource Watch (“GBRW”) with the Interior Board of Land Appeals (“IBLA”). This appeal challenges the decision of the U.S. Bureau of Land Management (“BLM”) to approve a plan of operations amendment permitting resumed mining in the existing mine pit and construction of a new heap leach pad. GBRW asserts that the National Environmental Policy Act (“NEPA”) required an Environmental Impact Statement for the plan of operations amendment, as opposed to the Environmental Assessment (“EA”) that was prepared. GBRW further alleges that BLM violated the Federal Land Policy & Management Act (“FLPMA”) by failing to avoid unnecessary and undue degradation of public lands. Because GBRW did not seek a stay of BLM’s decision, operations are proceeding as approved. Coeur was granted intervenor status in the appeal and is actively participating in its resolution. The BLM and Coeur assert that the EA complies with NEPA and that BLM complied with FLPMA by, among other things, requiring mitigation of any possible future effects on water quality. BLM filed a Supplemental Briefing on March 1, 2012 regarding additional analysis conducted by the BLM further supporting and strengthening BLM and Coeur’s positions that the EA complies with NEPA. The Company cannot predict whether this will result in further briefing with the IBLA, when the IBLA will rule on the appeal or what impact, if any, an adverse ruling may have on Rochester’s operations.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

NOTE 21 – SUPPLEMENTAL GUARANTOR INFORMATION

The following Condensed Consolidating Financial Statements are presented to satisfy disclosure requirements of Rule 3-10 of Regulation S-X resulting from the guarantees by Coeur Alaska, Inc., Coeur Explorations, Inc., Coeur Rochester, Inc. and Coeur South America Corp. (collectively, the “Subsidiary Guarantors”) of the $300 million aggregate principal amount of 7.875% Senior Notes issued by Coeur on January 29, 2013. The following schedules present Condensed Consolidating Financial Statements of (a) Coeur, the parent company; (b) the Subsidiary Guarantors; and (c) certain wholly owned domestic and foreign subsidiaries of the Company (collectively, the “Non-Guarantor Subsidiaries”). Each of the Subsidiary Guarantors is 100% owned by Coeur, the guarantees are full and unconditional and no other subsidiary of Coeur guaranteed any security issued under the Registration Statement. There are no restrictions on the ability of Coeur to obtain funds from its subsidiaries by dividend or loan.

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$186,881	$723	$61,927	$—	$249,531
Short term investments	—	—	—	—	—
Receivables	1,414	9,300	53,893	—	64,607
Ore on leach pad	—	28,880	—	—	28,880
Metal and other inventory	—	34,933	113,353	—	148,286
Deferred tax assets	—	—	2,620	—	2,620
Restricted Assets	—	—	660	—	660
Prepaid expenses and other	3,384	8,480	6,081	—	17,945

	191,679	82,316	238,534	—	512,529

Non-Current Assets
Property, plant and equipment, net	1,700	203,350	455,283	—	660,333
Mining properties, net	—	297,594	2,060,095	—	2,357,689
Ore on leach pad, non-current portion	—	26,861	—	—	26,861
Restricted assets	18,682	60	5,726	—	24,468
Marketable securities	16,008	—	—	—	16,008
Receivables, non-current portion	—	—	38,539	—	38,539
Debt issuance costs, net	11,890	—	—	—	11,890
Deferred tax assets	955	—	14	—	969
Net investment in subsidiaries	1,878,855	—	1,578,799	(3,457,654)	—
Other	52,443	14,717	318,635	(368,365)	17,430

Total Assets	$2,172,212	$624,898	$4,695,625	$(3,826,019)	$3,666,716

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,379	$16,948	$38,119	$—	$57,446
Accrued liabilities and other	2,309	2,254	4,806	—	9,369
Accrued income taxes	34	—	8,628	—	8,662
Accrued payroll and related benefits	3,231	4,312	8,033	—	15,576
Accrued interest payable	10,222	4	1,033	(1,022)	10,237
Current portion of capital leases and other debt obligations	—	2,421	307,714	(304,650)	5,485
Current portion of royalty obligation	—	2,911	41,694	—	44,605
Current portion of reclamation and mine closure	—	—	1,068	(595)	473
Deferred tax liability	—	—	121	—	121

	18,175	28,850	411,216	(306,267)	151,974

Non-Current Liabilities
Long-term debt and capital leases	305,333	312	63,625	(62,692)	306,578
Non-current portion of royalty obligation	—	19,135	67,169	—	86,304
Reclamation and mine closure	—	24,009	11,104	595	35,708
Deferred income taxes	118,743	—	592,807	—	711,550
Other long term liabilities	955	705	21,450	—	23,110
Intercompany payable (receivable)	(622,486)	392,288	230,198	—	—

	(197,455)	436,449	986,353	(62,097)	1,163,250

Stockholders’ Equity
Common stock	1,016	350	120,848	(121,198)	1,016
Additional paid-in capital	2,770,953	107,734	3,235,572	(3,343,306)	2,770,953
Accumulated deficit	(418,926)	51,515	(58,364)	6,849	(418,926)
Accumulated other comprehensive loss	(1,551)	—	—	—	(1,551)

Total Liabilities and Stockholders’ Equity	$2,172,212	$624,898	$4,695,625	$(3,826,019)	$3,666,716

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$86,788	$400	$38,252	$—	$125,440
Short term investments	999	—	—	—	999
Receivables	8,520	7,643	46,275	—	62,438
Ore on leach pad	—	22,991	—	—	22,991
Metal and other inventory	—	45,906	124,764	—	170,670
Deferred tax assets	—	—	2,458	—	2,458
Restricted Assets	—	—	396	—	396
Prepaid expenses and other	3,395	5,947	11,448	—	20,790

Total Current Assets	99,702	82,887	223,593	—	406,182

Non-Current Assets
Property, plant and equipment, net	4,183	208,857	470,820	—	683,860
Mining properties, net	—	301,506	1,690,445	—	1,991,951
Ore on leach pad, non-current portion	—	21,356	—	—	21,356
Restricted assets	18,922	60	5,988	—	24,970
Marketable securities	27,065	—	—	—	27,065
Receivables, non-current portion	—	—	48,767	—	48,767
Debt issuance costs, net	3,713	—	—	—	3,713
Deferred tax assets	955	—	—	—	955
Net investment in subsidiaries	1,553,434	—	1,285,862	(2,839,296)	—
Other	39,120	12,360	318,330	(357,228)	12,582

Total Assets	$1,747,094	$627,026	$4,043,805	$(3,196,524)	$3,221,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,954	$17,211	$37,317	$—	$57,482
Accrued liabilities and other	1,418	4,014	4,570	—	10,002
Accrued income taxes	257	—	26,851	—	27,108
Accrued payroll and related benefits	7,477	8,158	5,671	—	21,306
Accrued interest payable	463	5	1,002	(992)	478
Current portion of capital leases and other debt obligations	48,081	3,013	309,539	(304,650)	55,983
Current portion of royalty obligation	—	—	65,104	—	65,104
Current portion of reclamation and mine closure	—	—	1,445	(777)	668
Deferred tax liability	—	—	121	—	121

	60,650	32,401	451,620	(306,419)	238,252

Non-Current Liabilities
Long-term debt and capital leases	—	1,675	53,367	(51,582)	3,460
Non-current portion of royalty obligation	—	—	141,879	—	141,879
Reclamation and mine closure	—	23,149	10,744	777	34,670
Deferred income taxes	115,425	—	462,063	—	577,488
Other long term liabilities	955	8,086	18,331	—	27,372
Intercompany payable (receivable)	(628,216)	390,480	237,736	—	—

	(511,836)	423,390	924,120	(50,805)	784,869

Stockholders’ Equity
Common stock	903	350	22,760	(23,110)	903
Additional paid-in capital	2,601,254	107,734	2,748,173	(2,855,907)	2,601,254
Accumulated deficit	(396,156)	63,151	(102,868)	39,717	(396,156)
Accumulated other comprehensive loss	(7,721)	—	—	—	(7,721)

Total Liabilities and Stockholders’ Equity	$1,747,094	$627,026	$4,043,805	$(3,196,524)	$3,221,401

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Sales of metal	$—	$65,754	$138,771	$—	$204,525
Production costs applicable to sales	—	(53,207)	(89,717)	—	(142,924)
Depreciation, depletion and amortization	(231)	(15,589)	(41,833)	—	(57,653)

Gross Profit	(231)	(3,042)	7,221	—	3,948

COSTS AND EXPENSES
General and administrative	12,617	1,375	1,034	—	15,026
Exploration	314	1,398	5,062	—	6,774
Litigation Settlement		32,046			32,046
Loss on impairment and other	—	—	86	—	86
Pre-development, care, maintenance, and other	—	698	275	—	973

Total costs and expenses	12,931	35,517	6,457	—	54,905

OPERATING INCOME (LOSS)	(13,162)	(38,559)	764	—	(50,957)

OTHER INCOME AND EXPENSE
Fair value adjustments, net	(662)	6,350	61,066	—	66,754
Other than temporary impairment of marketable sec.	(17,192)	—	—	—	(17,192)
Interest and other, net	1,309	241	(247)	(884)	419
Interest expense, net of capitalized interest	(6,623)	(100)	(5,091)	884	(10,930)

Total other income and expense, net	(23,168)	6,491	55,728	—	39,051

INCOME (LOSS) BEFORE INCOME TAXES	(36,330)	(32,068)	56,492	—	(11,906)
Income tax provision	(824)	(191)	(22,119)	—	(23,134)

Total income (loss) after taxes	(37,154)	(32,259)	34,373	—	(35,040)

Equity income (loss) in consolidated subsidiaries	2,114	—	—	(2,114)	—

NET INCOME (LOSS)	$(35,040)	$(32,259)	$34,373	$(2,114)	$(35,040)

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (LOSS)

THREE MONTHS ENDED JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET INCOME (LOSS)	$(35,040)	$(32,259)	$34,373	$(2,114)	$(35,040)
OTHER COMPREHENSIVE INCOME (LOSS) net of tax:
Unrealized loss on available for sale securities, net	(7,491)	—	—	—	(7,491)
Reclassification adjustments for losses included in net income	17,192	—	—	—	17,192

Other comprehensive income (loss)	9,701	—	—	—	9,701

COMPREHENSIVE INCOME (LOSS)	$(25,339)	$(32,259)	$34,373	$(2,114)	$(25,339)

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Sales of metal	$—	$55,277	$199,129	$—	$254,406
Production costs applicable to sales	—	(36,857)	(94,966)	—	(131,823)
Depreciation, depletion and amortization	(131)	(11,780)	(49,113)	—	(61,024)

Gross Profit	(131)	6,640	55,050	—	61,559

COSTS AND EXPENSES
General and administrative	7,989	432	173	—	8,594
Exploration	212	1,782	4,311	—	6,305
Loss on impairment and other	—	—	4,813	—	4,813
Pre-development, care, maintenance, and other	—	276	(3)	—	273

Total costs and expenses	8,201	2,490	9,294	—	19,985

OPERATING INCOME (LOSS)	(8,332)	4,150	45,756	—	41,574

OTHER INCOME AND EXPENSE
Fair value adjustments, net	(254)	2,187	14,106	—	16,039
Interest and other income, net	2,176	325	(4,495)	(1,227)	(3,221)
Interest expense, net of capitalized interest	(940)	(908)	(6,936)	1,227	(7,557)

Total other income and expense, net	982	1,604	2,675	—	5,261

INCOME (LOSS) BEFORE INCOME TAXES	(7,350)	5,754	48,431	—	46,835
Income tax benefit (provision)	(388)	—	(23,474)	—	(23,862)

Total income (loss) after taxes	(7,738)	5,754	24,957	—	22,973

Equity income (loss) in consolidated subsidiaries	30,711	—	—	(30,711)	—

NET INCOME (LOSS)	$22,973	$5,754	$24,957	$(30,711)	$22,973

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

THREE MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
NET INCOME (LOSS)	$22,973	$5,754	$24,957	$(30,711)	$22,973
OTHER COMPREHENSIVE INCOME (LOSS) net of tax:
Unrealized loss on available for sale securities, net	(5,676)	—	—	—	(5,676)

Other comprehensive income (loss)	(5,676)	—	—	—	(5,676)

COMPREHENSIVE INCOME (LOSS)	$17,297	$5,754	$24,957	$(30,711)	$17,297

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Sales of metal	$—	$144,502	$231,820	$—	$376,322
Production costs applicable to sales	—	(98,274)	(133,434)	—	(231,708)
Depreciation, depletion, and amortization	(450)	(31,160)	(76,479)	—	(108,089)

Gross Profit	(450)	15,068	21,907	—	36,525

COSTS AND EXPENSES
General and administrative	22,354	1,542	1,357	—	25,253
Exploration	663	2,862	10,090	—	13,615
Litigation settlement		32,046			32,046
Loss on impairment and other	—	—	205	—	205
Pre-development, care, maintenance, and other	—	698	4,760	—	5,458

Total costs and expenses	23,017	37,148	16,412	—	76,577

OPERATING INCOME (LOSS)	(23,467)	(22,080)	5,495	—	(40,052)

OTHER INCOME AND EXPENSE
Fair value adjustments, net	(1,522)	10,577	75,495	—	84,550
Other than temporary impairment of marketable sec.	(17,227)	—	—	—	(17,227)
Interest and other, net	2,208	475	3,316	(1,724)	4,275
Interest expense, net of capitalized interest	(12,320)	(364)	(9,702)	1,724	(20,662)

Total other income and expense, net	(28,861)	10,688	69,109	—	50,936

INCOME (LOSS) BEFORE INCOME TAXES	(52,328)	(11,392)	74,604	—	10,884
Income tax benefit (provision)	(3,310)	(246)	(30,098)	—	(33,654)

Total income (loss) after taxes	(55,638)	(11,638)	44,506	—	(22,770)

Equity income (loss) in consolidated subsidiaries	32,868	—	—	(32,868)	—

NET INCOME (LOSS)	$(22,770)	$(11,638)	$44,506	$(32,868)	$(22,770)

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

SIX MONTHS ENDED JUNE 30, 2013

NET INCOME (LOSS)	$(22,770)	$(11,638)	$44,506	$(32,868)	$(22,770)
OTHER COMPREHENSIVE INCOME (LOSS) net of tax:
Unrealized loss on Available for sale securities	(11,057)	—	—	—	(11,057)
Reclassification adjustments for losses included in net income	17,227	—	—	—	17,227

Other comprehensive income (loss)	6,170	—	—	—	6,170

COMPREHENSIVE INCOME (LOSS)	$(16,600)	$(11,638)	$44,506	$(32,868)	$(16,600)

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Sales of metal	$—	$84,412	$374,558	$—	$458,970
Production costs applicable to sales	—	(63,513)	(160,864)	—	(224,377)
Depreciation, depletion and amortization	(248)	(20,026)	(93,342)	—	(113,616)

Gross Profit	(248)	873	120,352	—	120,977

COSTS AND EXPENSES
General and administrative	15,035	766	389	—	16,190
Exploration	818	2,941	9,113	—	12,872
Loss on impairment and other	—	—	4,813	—	4,813
Pre-development, care, maintenance, and other	—	1,303	38	—	1,341

Total costs and expenses	15,853	5,010	14,353	—	35,216

OPERATING INCOME (LOSS)	(16,101)	(4,137)	105,999	—	85,761

OTHER INCOME AND EXPENSE
Fair value adjustments, net	2,795	1,636	(11,505)	—	(7,074)
Interest and other, net	3,670	784	199	(2,867)	1,786
Interest expense, net of capitalized interest	(1,901)	(1,808)	(13,385)	2,867	(14,227)

Total other income and expense, net	4,564	612	(24,691)	—	(19,515)

INCOME (LOSS) BEFORE INCOME TAXES	(11,537)	(3,525)	81,308	—	66,246
Income tax benefit (provision)	(3,524)	—	(35,774)	—	(39,298)

Total income (loss) after taxes	(15,061)	(3,525)	45,534	—	26,948

Equity income (loss) in consolidated subsidiaries	42,009	—	—	(42,009)	—

NET INCOME (LOSS)	$26,948	$(3,525)	$45,534	$(42,009)	$26,948

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF COMPREHENSIVE INCOME (LOSS)

SIX MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

NET INCOME (LOSS)	$26,948	$(3,525)	$45,534	$(42,009)	$26,948

OTHER COMPREHENSIVE INCOME (LOSS) net of tax:
Unrealized loss on available for sale securities	(5,252)	—	—	—	(5,252)

Other comprehensive income (loss)	(5,252)	—	—	—	(5,252)

COMPREHENSIVE INCOME (LOSS)	$21,696	$(3,525)	$45,534	$(42,009)	$21,696

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operating Activities
Cash provided by operating activities	$(4,115)	$3,768	$65,798	$(2,113)	$63,338

Cash Flows From Investing Activities
Purchase of short term investments and marketable securities	—	(23)	(660)	—	(683)
Proceeds from sales and maturities of short term investments, marketable securities	1,498	24	—	—	1,522
Capital expenditures	(129)	(14,003)	(13,069)	—	(27,201)
Acquisition of Orko Silver Corporation	(107,249)	—	3,488	2,113	(101,648)
Other	(18)	205	67	—	254

Cash provided by (used in) investing activities	(105,898)	(13,797)	(10,174)	2,113	(127,756)

Cash Flows From Financing Activities
Payments on long-term debt, capital leases, and associated costs	—	(715)	(1,142)	—	(1,857)
Payments on gold lease obligation	—	—	(15,480)	—	(15,480)
Net intercompany borrowings (repayments)	(11,666)	11,183	483	—	—
Other	(25)	—	—	—	(25)

Cash provided by (used in) financing activities	(11,691)	10,468	(16,139)	—	(17,362)

Increase (decrease) in cash and cash equivalents	(121,704)	439	39,485	—	(81,780)
Cash and cash equivalents at beginning of period	308,585	284	22,442	—	331,311

Cash and cash equivalents at end of period	$186,881	$723	$61,927	$—	$249,531

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

THREE MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operating Activities
Cash provided by operating activities	$26,729	$(2,913)	$120,097	$(30,710)	$113,203

Cash Flows From Investing Activities
Purchase of short term investments and marketable securities	(6,807)	(24)	—	—	(6,831)
Proceeds from sales and maturities of short term investments, marketable securities	659	24	—	—	683
Capital expenditures	(466)	(12,269)	(19,503)	—	(32,238)
Other	1,038	—	(43)	—	995
Investments in unconsolidated subsidiaries	(30,710)	—	—	30,710	—

Cash provided by (used in) investing activities	(36,286)	(12,269)	(19,546)	30,710	(37,391)

Cash Flows From Financing Activities
Payments on long-term debt, capital leases, and associated costs	—	(4,702)	(4,092)	—	(8,794)
Payments on gold production royalty	—	—	(19,287)	—	(19,287)
Net intercompany borrowings (repayments)	55,024	20,330	(75,354)	—	—
Other	(217)	—	—	—	(217)

Cash provided by financing activities	54,807	15,628	(98,733)	—	(28,298)

Increase (decrease) in cash & cash equivalents	45,250	446	1,818	—	47,514
Cash and cash equivalents at beginning of period	79,656	91	72,136	—	151,883

Cash and cash equivalents at end of period	124,906	537	73,954	$—	$199,397

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2013

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operating Activities
Cash provided by operating activities	$18,859	$20,659	$69,621	$(32,867)	$76,272

Cash Flows From Investing Activities
Purchase of short term investments and marketable securities	(1,598)	(39)	(3,695)	—	(5,332)
Proceeds from sales and maturities of short term investments, marketable securities	2,873	38	3,433	—	6,344
Capital expenditures	(557)	(20,629)	(18,842)	—	(40,028)
Acquisition of Orko Silver Corporation	(149,568)	—	3,487	32,867	(113,214)
Other	(6)	443	772	—	1,209

Cash provided by (used in) investing activities	(148,856)	(20,187)	(14,845)	32,867	(151,021)

Cash Flows From Financing Activities
Proceeds from issuance of notes and bank borrowings	300,000	—	—	—	300,000
Payments on long-term debt, capital leases, and associated costs	(52,565)	(1,955)	(2,677)	—	(57,197)
Payments on gold production royalty	—	—	(30,929)	—	(30,929)
Share repurchases	(12,557)	—	—	—	(12,557)
Net intercompany borrowings (repayments)	(4,311)	1,806	2,505	—	—
Other	(477)	—	—	—	(477)

Cash provided by (used in) financing activities	230,090	(149)	(31,101)	—	198,840

Increase (decrease) in cash & cash equivalents	100,093	323	23,675	—	124,091
Cash and cash equivalents at beginning of period	86,788	400	38,252	—	125,440

Cash and cash equivalents at end of period	$186,881	$723	$61,927	$—	$249,531

Coeur Mining, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited) – (Continued)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2012

	Coeur Mining, Inc.	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flows From Operating Activities
Cash provided by operating activities	$29,931	$(9,217)	$151,498	$(42,008)	$130,204

Cash Flows From Investing Activities
Purchase of short term investments and marketable securities	(7,843)	(23)	—	—	(7,866)
Proceeds from sales and maturities of short term investments, marketable securities	20,677	24	—	—	20,701
Capital expenditures	(559)	(25,787)	(37,539)	—	(63,885)
Other	1,666	—	(486)	—	1,180
Investments in unconsolidated subsidiaries	(42,008)	—	—	42,008	—

Cash used in investing activities	(28,067)	(25,786)	(38,025)	42,008	(49,870)

Cash Flows From Financing Activities
Payments on long-term debt, capital leases, and associated costs	(282)	(6,068)	(7,894)	—	(14,244)
Payments on gold production royalty	—	—	(40,660)	—	(40,660)
Net intercompany borrowings (repayments)	38,697	41,175	(79,872)	—	—
Other	(1,045)	—	—	—	(1,045)

Cash provided by financing activities	37,370	35,107	(128,426)	—	(55,949)

Increase (decrease) in cash & cash equivalents	39,234	104	(14,953)	—	24,385
Cash and cash equivalents at beginning of period	85,672	433	88,907	—	175,012

Cash and cash equivalents at end of period	$124,906	$537	$73,954	$—	$199,397